UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 4, 2012

(Date of earliest event reported)

AMERICAN INTERNATIONAL VENTURES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30368	22-3489463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

6004 Tealside Court, Lithia, FL 33547

(Address of Principal Executive Offices)

(813) 260-2866

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2012, the Board of Directors of the Company (the “Board”) appointed Mr. Brandon Nash Chief Executive Officer of American International Ventures Inc. Mr. Nash, from Sacramento, California, was born in 1983.  He received a bachelor of science in mine geology from Canturbury University in New Zealand.

Mr. Nash was appointed to CEO, from the position of Chief Geologist.  As drilling program coordinator, he collaborated closely with federal, state and local agencies, applied for compliance permitting and prepared environmental impact studies.  His unique expertise in the field, vision and leadership convinced the Board to move Brandon, at age 29, to the CEO position.

Prior to employment with American International Ventures, Inc., Mister Nash directed Aurum Mining Exploration, a company he founded in 2007 specializing in gold exploration and compliance. American International Ventures Inc. pays Aurum mining $5800 a month.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American International Ventures, Inc.

By:	/s/ Jack Wagenti
Name: Jack Wagenti
Title: Chairman of the Board
Date: June 4, 2012